SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): May 30, 2000


                        1ST ATLANTIC GUARANTY CORPORATION
               (Exact Name of Registrant as Specified in Charter)


         MARYLAND                      333-41361                  54-1322110
(State or Other Jurisdiction    (Commission File Number)      (IRS Employer of
        Incorporation)                                       Identification No.)

                         2 Wisconsin Circle, Suite 700,
                           Chevy Chase, Maryland 20815
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (301) 656-4200

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On May 30, 2000, 1st Atlantic Guaranty Corporation (the "Company") determined that the firm of KPMG LLP ("KPMG") would no longer serve as the Company's independent accounting firm. KPMG had served in that capacity since 1998. The Company decided that a change in its independent accounting firm would be appropriate.

         In connection with the audit for the period from August 27, 1998 through September 30, 1998 and the subsequent period through May 30, 2000, there were no disagreements between the Company and KPMG on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG, would have been referred to in its report on matters for which it had been engaged as auditors. KPMG's report on the Company's financial statements for the period August 27, 1998 through September 30, 1998 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.


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         The decision to change independent accountants was approved by the
Audit Committee of the Company's Board of Directors.

         The Company has not yet engaged a new independent accounting firm.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 6, 2000


                                              1ST ATLANTIC GUARANTY CORPORATION



                                              By: /s/ John J. Lawbaugh
                                                 ------------------------------
                                                  Name:   John J. Lawbaugh
                                                  Title:  President




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